Exhibit 5

                             CAHILL GORDON & REINDEL
                                 80 Pine Street
                            New York, New York 10005


                                                                    June 6, 1997

New Century Energies, Inc.
1225 17th Street
Denver, Colorado 80202

                            Re: New Century Energies, Inc.
                                Registration Statement on Form S-8
                                ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for New Century Energies, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 7,000,000 shares of Common Stock, $1.00 par value (the "Common Stock"), of the Company which are issuable under the New Century Energies, Inc. Omnibus Incentive Plan, the Public Service Company of Colorado Omnibus Incentive Plan , the Southwestern Public Service Company 1989 Stock Incentive Plan, the Southwestern Public Service Company Employee Investment Plan and the Southwestern Public Service Company Directors' Deferred Compensation Plan (collectively, the "Plans").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     We advise you that, in our opinion, upon the issuance of Common Stock in accordance with the terms of the Plans and receipt by the Company of the consideration for the shares of Common Stock in accordance with the terms of the Plans, the shares of Common Stock so issued will be legally issued, fully paid and non-assessable.


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     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement.


                                     Very truly yours,




                                     /s/ Cahill Gordon & Reindel



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